UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2012 (January 5, 2012)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On January 5, 2012, 15250 Sonoma Drive Fee Owner, LLC, a 90% owned subsidiary of Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Registrant,” the “Company,” “we,” “our” or “us”), sold a 408-unit multifamily complex situated on a 28-acre site located in Fort Myers, Florida (the “Palms of Monterrey”), to an unaffiliated third party.

We originally acquired our 90% fee simple interest in the Palms of Monterrey on May 10, 2010.  Prior to May 10, 2010, we were the holder of a 90% interest in a promissory note that we acquired at a discount on October 2, 2009. The promissory note was secured by a first lien mortgage on the Palms of Monterrey. The aggregate purchase price for the promissory note was $25.4 million plus closing costs and proceeds from our initial public offering were used to acquire the 90% interest in the note. On January 20, 2010, we reached an agreement with the borrower that the borrower would not contest the foreclosure proceedings in exchange for $0.3 million. A final judgment of foreclosure was entered on March 22, 2010 and the foreclosure sale for the Palms of Monterrey was held on April 27, 2010. We were the only bidder in the sale and acquired the fee simple interest in the property on May 10, 2010.

The contract sale price for the Palms of Monterrey was $39.3 million, excluding transaction costs.  Proceeds from the sale of the asset were used to fully satisfy the existing indebtedness of $19.7 million associated with the property, after closing costs.

Item 9.01               Financial Statements and Exhibits.

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On January 5, 2012, 15250 Sonoma Drive Fee Owner, LLC, our 90% owned subsidiary, sold the Palms of Monterrey for a contract sale price of $39.3 million, excluding transaction costs.  Proceeds from the sale were used to fully satisfy the existing indebtedness of $19.7 million associated with the property.

The following unaudited pro forma consolidated financial information gives effect to the disposition of the Palms of Monterrey.  In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2011

(in thousands, except shares)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had disposed of the Palms of Monterrey as of September 30, 2011.  This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statement of Operations and our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2011.  The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on September 30, 2011, nor does it purport to represent our future financial position.

	September 30, 2011	Prior Disposition Pro Forma	Pro Forma
	as Reported	Adjustments	Adjustments	Pro Forma
	(a)	(b)	(c)	September 30, 2011

Assets
Real Estate
Land and land improvements, net	$82,432	$(3,892)	$(6,323)	$72,217
Buildings and building improvements, net	205,930	(4,968)	(22,491)	178,471
Real estate under development	86	—	—	86
Total real estate	288,448	(8,860)	(28,814)	250,774

Cash and cash equivalents	81,320	7,079	17,783	106,182
Restricted cash	7,522	—	—	7,522
Accounts receivable, net	8,610	—	—	8,610
Receivable from related party	1,864	—	—	1,864
Prepaid expenses and other assets	1,680	—	—	1,680
Furniture, fixtures and equipment, net	7,266	—	(867)	6,399
Acquisition deposits	477	—	—	477
Deferred financing fees, net	4,199	(302)	(469)	3,428
Lease intangibles, net	7,812	(102)	—	7,710
Total assets	$409,198	$(2,185)	$(12,367)	$394,646

Liabilities and Equity
Notes payable	$205,148	$(6,264)	$(19,700)	$179,184
Accounts payable	2,495	—	—	2,495
Acquired below-market leases, net	1,417	(20)	—	1,397
Distributions payable	1,009	—	—	1,009
Accrued and other liabilities	6,937	(78)	(14)	6,845
Total liabilities	217,006	(6,362)	(19,714)	190,930

Commitments and contingencies

Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 24,576,034 shares issued and outstanding	2	—	—	2
Additional paid-in capital	218,012	—	—	218,012
Accumulated distributions and net income (loss)	(38,306)	4,857	8,353	(25,096)
Accumulated other comprehensive income	220	—	—	220
Total Behringer Harvard Opportunity REIT II, Inc. equity	179,928	4,857	8,353	193,138
Noncontrolling interest	12,264	(680)	(1,006)	10,578
Total equity	192,192	4,177	7,347	203,716
Total liabilities and equity	$409,198	$(2,185)	$(12,367)	$394,646

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September, 30, 2011

(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had disposed of the Palms of Monterrey as of May 10, 2010 (foreclosure date).  This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2011.  The Pro Forma Consolidated Statement of Operations does not include nonrecurring items, is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on May 10, 2010 nor does it purport to represent our future operations.

	Nine Months Ended September 30, 2011 as Reported	Prior Disposition Pro Forma Adjustments	Pro Forma Adjustments	Pro Forma Nine Months Ended September 30,
	(a)	(b)	(c)	2011

Revenues
Rental revenue	$26,089	$(786)	$(3,465)	$21,838
Hotel revenue	4,856	—	—	4,856
Interest income from real estate loan receivable	2,926	—	—	2,926
Total revenues	33,871	(786)	(3,465)	29,620

Expenses
Property operating expenses	14,967	(77)	(1,187)	13,703
Interest expense	7,217	(613)	(596)	6,008
Real estate taxes	3,683	(88)	(195)	3,400
Property management fees	1,049	(14)	(87)	948
Asset management fees	2,205	(14)	—	2,191
General and administrative	1,667	—	—	1,667
Acquisition expense	1,786	—	—	1,786
Depreciation and amortization	11,803	(462)	(913)	10,428
Total expenses	44,377	(1,268)	(2,978)	40,131

Interest income, net	111	—	—	111
Other expense, net	821	—	—	821
Income (loss) before equity in earnings of unconsolidated joint venture and noncontrolling interest	(9,574)	482	(487)	(9,579)
Equity in earnings of unconsolidated joint venture	2,681	—	—	2,681
Net income (loss)	(6,893)	482	(487)	(6,898)
Add: net (income) loss attributable to the noncontrolling interest	1,351	(96)	49	1,304
Net income (loss) attributable to common shareholders	$(5,542)	$386	$(438)	$(5,594)

Weighted average shares outstanding:
Basic and diluted	23,739			23,739

Loss per share:
Basic and diluted	$(0.23)			$(0.24)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December, 31, 2010

(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had disposed of the Palms of Monterrey as of May 10, 2010 (foreclosure date).  This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2010.  The Pro Forma Consolidated Statement of Operations does not include nonrecurring items, is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on May 10, 2010 nor does it purport to represent our future operations.

	Year Ended December 31, 2010 as Reported (a)	Prior Disposition Pro Forma Adjustments (b)	Pro Forma Adjustments (c)	Pro Forma Year Ended December 31, 2010

Revenues
Rental revenue	$13,341	$(357)	$(2,710)	$10,274
Hotel revenue	954	—	—	954
Interest income from real estate loans receivable	4,953	—	—	4,953
Total revenues	19,248	(357)	(2,710)	16,181

Expenses
Property operating expenses	6,541	(52)	(1,442)	5,047
Interest expense	2,843	(104)	(452)	2,287
Real estate taxes	1,723	(65)	(152)	1,506
Property management fees	487	(6)	(68)	413
Asset management fees	1,349	(20)	—	1,329
General and administrative	2,032	—	—	2,032
Acquisition expense	11,277	—	—	11,277
Depreciation and amortization	6,877	(201)	(1,828)	4,848
Total expenses	33,129	(448)	(3,942)	28,739

Interest income, net	483	—	—	483
Gain on sale of investment	204	—	—	204
Bargain purchase gain	5,492	—	(5,492)	—
Other expense	(133)	—	—	(133)
Income (loss) before equity in losses of unconsolidated joint ventures and noncontrolling interest	(7,835)	91	(4,260)	(12,004)
Equity in losses of unconsolidated joint ventures	(347)	—	—	(347)
Net income (loss)	(8,182)	91	(4,260)	(12,351)
Add: net (income) loss atttributable to the noncontrolling interest	755	(69)	426	1,112
Net income (loss) attributable to common shareholders	$(7,427)	$22	$(3,834)	$(11,239)

Weighted average shares outstanding:
Basic and diluted	19,216			19,216

Loss per share:
Basic and diluted	$(0.39)			$(0.58)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.               Reflects our historical balance sheet as of September 30, 2011.

b.              Reflects our disposition of Archibald Business Center on December 22, 2011.  Amounts represent the necessary adjustments to remove the assets and liabilities sold to the buyer as a result of the disposition.

c.               Reflects our disposition of the Palms of Monterrey on January 5, 2012.  Amounts represent the necessary adjustments to remove the assets and liabilities sold to the buyer as a result of the disposition.

Unaudited Pro Forma Consolidated Statement of Operations for Nine Months Ended September 30, 2011

a.               Reflects our historical operations for the nine months ended September 30, 2011.

b.              Reflects the historical revenues and expenses of Archibald Business Center, including property management fees, asset management fees, depreciation and amortization associated with the property.

c.               Reflects the historical revenues and expenses of the Palms of Monterrey, including property management fees, asset management fees, depreciation and amortization associated with the property.

Unaudited Pro Forma Consolidated Statement of Operations for Year Ended December 31, 2010

a.               Reflects our historical operations for the year ended December 31, 2010.

b.              Reflects the historical revenues and expenses of Archibald Business Center, including property management fees, asset management fees, depreciation and amortization associated with the property.

c.               Reflects the historical revenues and expenses of the Palms of Monterrey, including property management fees, asset management fees, depreciation and amortization associated with the property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: January 11, 2012	By:	/s/ Samuel A. Gillespie
Samuel A. Gillespie
Chief Operating Officer